UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 14, 2011 (March 10, 2011)

Date of Report (Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

0-17187

Commission File Number

California

94-2893789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1375 Geneva Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip Code)

(408) 542-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2011, LOGIC Devices Incorporated (the Company) entered into an Investment Agreement (the Investment Agreement) with Dutchess Opportunity Fund, II, LP (Dutchess), for the sale of up to $5.0 million of shares of the Company’s common stock over a three-year commitment period. Under the terms of the Investment Agreement, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to Dutchess at 95% of a recent average market price at the time of such issuance. In connection with the Investment Agreement, the Company paid to Dutchess a document preparation fee in the form of a $15,000 cash payment.

The amount of each advance under the Investment Agreement is generally limited to $100,000 or 200% of the average daily volume traded in the United States of the Company’s common stock for the three (3) consecutive trading days prior to the date the Company requests the advance, multiplied by the average of the three (3) daily closing prices immediately preceding the date of the advance notice. The Company is not obligated to utilize any of the $5.0 million available under the Investment Agreement and there are no minimum commitments or minimum use penalties. The total amount of funds that ultimately can be raised under the Investment Agreement over the three-year term will depend on the market price for the Company’s common stock and the number of shares actually sold.

The Investment Agreement does not impose any restrictions on the Company’s operating activities. During the term of the Investment Agreement, Dutchess is prohibited from engaging in any short selling or hedging transactions related to the Company’s common stock.

Also on March 10, 2011, the Company and Dutchess entered into a Registration Rights Agreement (the Registration Rights Agreement), pursuant to which the Company agreed to register the resale by Dutchess of the shares of common stock issued under the Investment Agreement. In accordance with the terms of the Registration Rights Agreement, the Company must file a Registration Statement on Form S-1 with the Securities and Exchange Commission within 21 days of March 10, 2011.

A copy of the Investment Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated by reference herin.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Investment Agreement between LOGIC Devices Incorporated and Dutchess Opportunity Fund, II, LP, dated March 10, 2011
4.2	Registration Rights Agreement between LOGIC Devices Incorporated and Dutchess Opportunity Fund, II, LP dated March 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIC Devices Incorporated (Registrant)

Date: March 14, 2011	By: /s/ Kimiko Milheim Kimiko Milheim Chief Financial Officer and Corporate Secretary